EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Soligenix, Inc.

We hereby consent to the use in this registration statement on Form S-1 (Registration No. 333-157322), of our report dated March 31, 2010 relating to the consolidated financial statements of Soligenix, Inc. and subsidiaries as of December 31, 2009 and for the year then ended and to the reference to our firm under the heading “Experts” which is a part of this registration statement.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
April 14, 2011